UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

Weida Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-10366	22-2582847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
40 University Drive
Newtown, Pennsylvania, 18940
(Address of Principal Executive Offices)

(267) 757-8774
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Weida Communications, Inc. (the “Company”) is hereby furnishing this report on Form 8-K/A to solely amend Item 5.02 of its Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 22, 2005, to read as follows:

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2005 the Company issued a press release in which it announced that the Board of Directors of the Company had appointed Donald L. Huizenga, age 58, to serve as a member of the Board of Directors of the Company.

Prior to his affiliation with the Company, Mr. Huizenga was the President and Chief Executive Officer of Kurziel Industries, Inc., a global manufacturing operation having several domestic plants, a Chinese operation and customer bases in Europe, North America and Asia. Mr. Huizenga is the owner of Deacon Associates LLC, a management consulting company that provides management, operational, and revenue based growth solutions to companies in various stages of transition.

A copy of the Company’s press release issued on September 13, 2005 announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 15, 2005 the Company issued a press release in which it announced that it had appointed Richard J. Szekelyi, CPA, age 54, to serve as its Chief Financial Officer.

Prior to his affiliation with the Company, Mr. Szekelyi was the founder of Navigent Group, a business and financial services management company providing business, financial, tax management, acquisition and capital transaction services.

A copy of the Company’s press release issued on September 15, 2005 announcing the foregoing is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b)  Not applicable.

(c) Exhibits.

99.1 Press Release of the Company, dated September 13, 2005.

99.2 Press Release of the Company, dated September 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC. (Registrant)

By:	/s/ Christopher Lennon
Christopher Lennon
President and Chief Executive Officer

Dated: September 22, 2005

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of the Company, dated September 13, 2005

99.2	Press Release of the Company, dated September 15, 2005